Exhibit 99.2
Non-GAAP Metrics and Other Financial Information
Operating (non-GAAP) Earnings Per Share and Related Income Statement Items
In an effort to provide better transparency into the operational results of the business, supplementally, the company separates business results into operating and non-operating categories. Operating earnings from continuing operations is a non-GAAP measure that excludes the effects of certain acquisition-related charges and intangible asset amortization, expense resulting from basis differences on equity method investments, retirement-related costs and their related tax impacts. Due to the unique, non-recurring nature of the enactment of the U.S. Tax Cuts and Jobs Act (TCJA or U.S. tax reform), the company characterizes the one-time provisional charge recorded in the fourth quarter of 2017, and adjustments to that charge, as non-operating. Adjustments include the tax effect of true-ups, audit adjustments, accounting elections and new regulations, or laws (e.g., H.R. 1 in July of 2025) that impact the TCJA provisions which resulted in the one-time provisional charge. For acquisitions, operating (non-GAAP) earnings exclude the amortization of acquired intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable retention, restructuring and related expenses, tax charges related to acquisition integration and pre-closing charges, such as financing costs. These charges are excluded as they may be inconsistent in amount and timing from period to period and are significantly impacted by the size, type and frequency of the company’s acquisitions. All other spending for acquired companies is included in both earnings from continuing operations and in operating (non-GAAP) earnings. For retirement-related costs, the company characterizes certain items as operating and others as non-operating, consistent with GAAP. The company includes defined benefit plan and nonpension postretirement benefit plan service costs, multi-employer plan costs and the cost of defined contribution plans in operating earnings. Non-operating retirement-related costs include defined benefit plan and nonpension postretirement benefit plan amortization of prior service costs, interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements and pension insolvency costs and other costs. Non-operating retirement-related costs are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance, and the company considers these costs to be outside of the operational performance of the business.
Overall, the company believes that supplementally providing investors with a view of operating earnings as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans; improves visibility to management decisions and their impacts on operational performance; enables better comparison to peer companies; and allows the company to provide a long-term strategic view of the business going forward. In addition, these non-GAAP measures provide a perspective consistent with areas of interest the company routinely receives from investors and analysts.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and adjusted EBITDA margin
Additionally, the company reports adjusted EBITDA and adjusted EBITDA margin which, in addition to the operating (non-GAAP) earnings adjustments described above, also excludes income/(loss) from discontinued operations, income tax expense, net interest expense, depreciation/amortization of non-acquired intangible assets including operating lease right-of-use assets, stock-based compensation, and certain other activity that is not reflective of the company’s ongoing operational results such as workforce rebalancing charges and corporate gains and charges. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue. The company uses adjusted EBITDA and adjusted EBITDA margin to measure its operating performance and believes that supplementally providing adjusted EBITDA will provide investors with additional transparency and clarity into how the company’s operational profitability is driving its free cash flow results.

Free Cash Flow / Net Cash from Operating Activities Excluding IBM Financing Receivables
The company uses free cash flow as a measure to evaluate its operating results, strategic investments, plan shareholder return levels and assess its ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Financing receivables and net capital expenditures, including the investment in software and other asset sales. A key objective of the Financing business is to generate strong returns on equity, and our Financing receivables are the basis for that growth. Accordingly, management considers Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management presents both free cash flow and net cash from operating activities that exclude the effect of Financing receivables. Free cash flow guidance is derived using an estimate of profit, working capital and operational cash flows. Since the company views Financing receivables as a profit-generating investment which it seeks to maximize, it is not considered when formulating guidance for free cash flow and adjusted EBITDA. As a result, the company does not estimate a GAAP net cash from operations expectation metric.
Constant Currency
When the company refers to growth rates at constant currency or adjusts such growth rates for currency, it is done so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of its business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Key Performance Indicators
Annual Recurring Revenue (ARR):
ARR is a key performance metric management uses to assess the health and growth trajectory of our Software segment and is calculated by using the current quarter’s recurring revenue and then multiplying that value by four. This value includes the following consumption models: (1) software subscription agreements, including committed term licenses, (2) as-a-service arrangements such as SaaS and PaaS, and (3) maintenance and support contracts. ARR should be viewed independently of software revenue as this performance metric and its inputs may not represent revenue that will be recognized in future periods.
Red Hat Annual Bookings:
Annual bookings (or Annual Contract Value (ACV)) is a key performance metric management uses in its assessment of a customer's commitment under Red Hat subscription and services contracts and provides an indication of forward-looking Red Hat revenue trajectory. It represents the value of a contract over a 12-month period, as of the date of contract signing. Annual bookings is calculated by taking the total subscription and service contract value divided by the number of days in the contract, multiplied by 365, plus the revenue recognized in the quarter for select cloud based offerings. Annual bookings should be viewed independently of revenue as this performance metric and its inputs may not represent the amount of revenue recognized in the period. For example, the conversion of annual bookings to revenue may vary based on types of services, customer decisions, start dates, and other factors. Therefore, annual bookings is not intended to represent current period revenue or revenue that will be recognized in future periods.
GenAI Book of Business:
Generative AI (GenAI) book of business is a key performance metric management uses to assess the progress and growth of the company's AI strategy and offerings. It is calculated as inception to date Software transactional revenue, plus new SaaS Annual Contract Value and Consulting signings related to specific offerings. Since second-quarter 2023, approximately one-fifth of this book of business comes from Software, and the remaining four-fifths is Consulting. Our book of business reflects the value we are delivering to clients in two ways. First, we are partnering with our clients to design and scale AI solutions, whether that be leveraging AI capabilities of IBM, our partners, or a combination of both. Second, we are utilizing generative AI solutions to improve delivery by developing new ways of working and driving productivity within our client contracts. GenAI book of business should be viewed independently of revenue as this performance metric is not intended to represent current period revenue or revenue that will be recognized in future periods.